Exhibit 99.2

UPDATED: The company’s February 1, 2012 earnings release contained incorrect same store full year 2011 over full year 2010 turnover data. This version contains the corrected data.

On February 2, 2012, Equity Residential reported results for the year ended December 31, 2011.  All per share results are reported on a fully-diluted basis.

Year Ended December 31, 2011
Earnings for the year ended December 31, 2011 were $2.95 per share compared to $0.95 per share in the same period of 2010.

Same Store Results
On a same store year over year comparison, which includes 101,312 apartment units, revenues increased 5.0%, expenses increased 0.6% and NOI increased 7.7%.

Acquisitions/Dispositions
During 2011, the company acquired 20 stabilized properties, consisting of 6,103 apartment units, for an aggregate purchase price of $1.34 billion at a weighted average cap rate of 5.2%.  The company also acquired one property in lease-up consisting of 95 apartment units for $39.5 million.

During 2011, the company acquired six land parcels - one in New York City, two in Southern California, one in San Francisco, one in Seattle and one in Washington, D.C.- and entered into a long-term ground lease on a parcel in New York City, all for future development, for an aggregate purchase price of $202.3 million. Included in this total amount is $57.9 million funded by Toll Brothers for a parcel in New York City.

During 2011, the company sold 47 consolidated properties, consisting of 14,345 apartment units, for an aggregate sale price of $1.48 billion at a weighted average cap rate of 6.5%.

Archstone
As previously disclosed, on December 2, 2011 the company entered into a contract with affiliates of Bank of America and Barclays PLC to acquire, for $1.325 billion, half of their interests - an approximately 26.5% interest overall - in Archstone, a privately-held owner, operator and developer of multifamily apartment properties.  On January 20, 2012, Lehman Brothers, the other owner of Archstone, acquired this 26.5% interest pursuant to a right of first offer and as a result the company’s contract with the sellers was terminated.

Equity Residential now has the exclusive right, exercisable on or before February 19, 2012, to contract to purchase the remaining 26.5% interest in Archstone owned by the same sellers for a price, determined by the company, equal to $1.325 billion or higher.  Any purchase of the remaining interest by the company would also be subject to Lehman’s right of first offer, and if Lehman were to exercise such right, the company would be entitled to a break-up fee of up to $80 million, depending on the purchase price.

In 2011, the company incurred Archstone-related expenses of approximately $4.4 million.  Approximately $2.6 million of this total was financing-related and $1.8 million was pursuit costs.

Financing Activities
On December 12, 2011, the company closed a $1.0 billion unsecured note offering maturing December 15, 2021 with a coupon rate of 4.625% and an all-in effective interest rate of approximately 6.2% including the effect of fees and the termination of certain interest rate hedges.  Proceeds from the issuance are being used to repay outstanding amounts on the company’s revolving credit facility, pay termination costs on interest rate swaps, fund maturing debt and for other corporate purposes.

On January 6, 2012, the company amended its $1.25 billion unsecured revolving credit facility to increase the available borrowings by $500 million to $1.75 billion. The expansion was intended to fund a portion of an Archstone acquisition until repaid from property disposition proceeds, but may be used for any corporate purpose.  The terms of the facility did not change, including the July 13, 2014 maturity date.

Also on January 6, 2012, the company entered into a new senior unsecured $500 million delayed draw term loan facility with an interest rate of LIBOR plus a spread (currently 1.25%) which is dependent on the credit rating of the company’s long-term debt.  The maturity date of the facility is January 4, 2013, subject to two one-year extension options exercisable by the company.  The facility is currently undrawn and may be drawn anytime on or before July 4, 2012 and may be used to finance an Archstone acquisition, to repay the company’s existing $500 million term loan that matures in October 2012 or for other corporate purposes.

With the completion of these financing activities, the company terminated the $1.0 billion bridge loan facility that it obtained contemporaneously with entering into the Archstone contract.

During the fourth quarter of 2011, utilizing the company’s At-the-Market (ATM) share offering program, the company issued 827,686 common shares at an average price of $57.31 per share for total consideration of approximately $47.4 million.  During 2011, the company issued approximately 3.9 million common shares at an average price of $52.23 per share for total consideration of approximately $201.9 million.  During the first quarter of 2012, the company issued 201,284 common shares at an average price of $57.87 per share for total consideration of $11.6 million.  The company will use the proceeds from these share sales primarily to fund its normal, ongoing investment activity, including development, and for general corporate purposes.  The company has approximately 8.97 million common shares available for future issuance under this program.

As of January 31, 2012, the company had cash on hand of approximately $265.2 million, approximately $1.7 billion available on its revolving credit facility and $500 million available on its delayed draw term loan.

2011 Common Share Dividend
For the full year 2011, the company paid a dividend of $1.58 per share which, per the company’s stated policy, is approximately 65% of the company’s Normalized FFO per share for the year and a 7.5% increase over the 2010 dividend.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws.  These statements are based on current expectations, estimates, projections and assumptions made by management.  While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation.  Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com.  Many of these uncertainties and risks are difficult to predict and beyond management’s control.  Forward-looking statements are not guarantees of future performance, results or events.  Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Equity Residential
Consolidated Statements of Operations
(Amounts in thousands except per share data)
(Unaudited)

	Year Ended December 31,
	2011	2010
REVENUES
Rental income	$1,980,437	$1,763,792
Fee and asset management	9,026	9,476

Total revenues	1,989,463	1,773,268

EXPENSES
Property and maintenance	416,723	402,078
Real estate taxes and insurance	222,427	211,621
Property management	82,133	80,087
Fee and asset management	4,279	4,998
Depreciation	646,963	613,146
General and administrative	43,606	39,881
Impairment	-	45,380

Total expenses	1,416,131	1,397,191

Operating income	573,332	376,077

Interest and other income	7,977	5,166
Other expenses	(14,557)	(11,928)
Interest:
Expense incurred, net	(469,237)	(468,306)
Amortization of deferred financing costs	(17,006)	(10,114)

Income (loss) before income and other taxes, (loss) from investments in unconsolidated entities, net gain (loss) on sales of unconsolidated
entities and land parcels and discontinued operations	80,509	(109,105)
Income and other tax (expense) benefit	(728)	(292)
(Loss) from investments in unconsolidated entities	-	(735)
Net gain on sales of unconsolidated entities	-	28,101
Net gain (loss) on sales of land parcels	4,217	(1,395)
Income (loss) from continuing operations	83,998	(83,426)
Discontinued operations, net	851,199	379,409
Net income	935,197	295,983
Net (income) loss attributable to Noncontrolling Interests:
Operating Partnership	(40,780)	(13,099)
Partially Owned Properties	(832)	726
Net income attributable to controlling interests	893,585	283,610
Preferred distributions	(13,865)	(14,368)
Net income available to Common Shares	$879,720	$269,242

Earnings per share – basic:
Income (loss) from continuing operations available to Common Shares	$0.23	$(0.33)
Net income available to Common Shares	$2.98	$0.95
Weighted average Common Shares outstanding	294,856	282,888

Earnings per share – diluted:
Income (loss) from continuing operations available to Common Shares	$0.22	$(0.33)
Net income available to Common Shares	$2.95	$0.95
Weighted average Common Shares outstanding	312,065	282,888

Distributions declared per Common Share outstanding	$1.58	$1.47

Consolidated Statements of Funds From Operations and Normalized Funds From Operations
(Amounts in thousands except per share data)
(Unaudited)

	Year Ended December 31,
	2011	2010

Net income	$935,197	$295,983
Adjustments:
Net (income) loss attributable to Noncontrolling Interests –
Partially Owned Properties	(832)	726
Depreciation	646,963	613,146
Depreciation – Non-real estate additions	(5,519)	(6,566)
Depreciation – Partially Owned and Unconsolidated Properties	(3,062)	(1,619)
Net (gain) on sales of unconsolidated entities	-	(28,101)
Discontinued operations:
Depreciation	16,565	60,035
Net (gain) on sales of discontinued operations	(826,489)	(297,956)
Net incremental gain (loss) on sales of condominium units	1,993	1,506
Gain on sale of Equity Corporate Housing (ECH)	1,202	-

FFO (1) (3)	766,018	637,154

Adjustments:
Asset impairment and valuation allowances	-	45,380
Property acquisition costs and write-off of pursuit costs (other expenses)	14,557	11,928
Debt extinguishment (gains) losses, including prepayment penalties, preferred
share redemptions and non-cash convertible debt discounts	12,300	8,594
(Gains) losses on sales of non-operating assets, net of income and other
tax expense (benefit)	(6,976)	(80)
Other miscellaneous non-comparable items	(12,369)	(6,186)

Normalized FFO (2) (3)	$773,530	$696,790

FFO (1) (3)	$766,018	$637,154
Preferred distributions	(13,865)	(14,368)

FFO available to Common Shares and Units - basic (1) (3) (4)	$752,153	$622,786

Normalized FFO (2) (3)	$773,530	$696,790
Preferred distributions	(13,865)	(14,368)

Normalized FFO available to Common Shares and Units - basic (2) (3) (4)	$759,665	$682,422

(1)	The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales and impairment write-downs of depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Once the Company commences the conversion of apartment units to condominiums, it simultaneously discontinues depreciation of such property.

(2)	Normalized funds from operations ("Normalized FFO") begins with FFO and excludes:
	●	the impact of any expenses relating to non-operating asset impairment and valuation allowances;
	●	property acquisition and other transaction costs related to mergers and acquisitions and pursuit cost write-offs (other expenses);
	●	gains and losses from early debt extinguishment, including prepayment penalties, preferred share redemptions and the cost related to the implied option value of non-cash convertible debt discounts;
	●	gains and losses on the sales of non-operating assets, including gains and losses from land parcel and condominium sales, net of the effect of income tax benefits or expenses; and
	●	other miscellaneous non-comparable items.

(3)	The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates). FFO and FFO available to Common Shares and Units can help compare the operating performance of a company's real estate between periods or as compared to different companies. The company also believes that Normalized FFO and Normalized FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company because they allow investors to compare the company's operating performance to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual operating results. FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Commosn Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP. Therefore, FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity. The Company's calculation of FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

(4)	FFO available to Common Shares and Units and Normalized FFO available to Common Shares and Units are calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling Interests - Operating Partnership". Subject to certain restrictions, the Noncontrolling Interests - Operating Partnership may exchange their OP Units for Common Shares on a one-for-one basis.

Equity Residential
Consolidated Balance Sheets
(Amounts in thousands except for share amounts)
(Unaudited)

	December 31,	December 31,
	2011	2010
ASSETS
Investment in real estate
Land	$4,367,816	$4,110,275
Depreciable property	15,554,740	15,226,512
Projects under development	160,190	130,337
Land held for development	325,200	235,247
Investment in real estate	20,407,946	19,702,371
Accumulated depreciation	(4,539,583)	(4,337,357)
Investment in real estate, net	15,868,363	15,365,014

Cash and cash equivalents	383,921	431,408
Investments in unconsolidated entities	12,327	3,167
Deposits – restricted	152,237	180,987
Escrow deposits – mortgage	10,692	12,593
Deferred financing costs, net	44,608	42,033
Other assets	187,155	148,992
Total assets	$16,659,303	$16,184,194

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$4,111,487	$4,762,896
Notes, net	5,609,574	5,185,180
Lines of credit	-	-
Accounts payable and accrued expenses	35,206	39,452
Accrued interest payable	88,121	98,631
Other liabilities	291,289	304,202
Security deposits	65,286	60,812
Distributions payable	179,079	140,905
Total liabilities	10,380,042	10,592,078

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	416,404	383,540

Equity:
Shareholders' equity:
Preferred Shares of beneficial interest, $0.01 par value;
100,000,000 shares authorized; 1,600,000 shares issued
and outstanding as of December 31, 2011 and December 31, 2010	200,000	200,000
Common Shares of beneficial interest, $0.01 par value;
1,000,000,000 shares authorized; 297,508,185 shares issued
and outstanding as of December 31, 2011 and 290,197,242
shares issued and outstanding as of December 31, 2010	2,975	2,902
Paid in capital	5,047,186	4,741,521
Retained earnings	615,572	203,581
Accumulated other comprehensive (loss)	(196,718)	(57,818)
Total shareholders' equity	5,669,015	5,090,186
Noncontrolling Interests:
Operating Partnership	119,536	110,399
Partially Owned Properties	74,306	7,991
Total Noncontrolling Interests	193,842	118,390
Total equity	5,862,857	5,208,576
Total liabilities and equity	$16,659,303	$16,184,194

Equity Residential
Portfolio Summary
As of December 31, 2011

				% of Total	% of	Average
			Apartment	Apartment	Stabilized	Rental
	Markets	Properties	Units	Units	NOI	Rate (1)

1	New York Metro Area	30	8,514	7.0%	13.3%	$3,035
2	DC Northern Virginia	26	9,381	7.7%	11.4%	2,056
3	Los Angeles	46	9,613	7.9%	9.5%	1,787
4	South Florida	39	12,989	10.6%	9.5%	1,400
5	Boston	30	6,183	5.0%	8.2%	2,322
6	San Francisco Bay Area	37	8,628	7.1%	7.3%	1,688
7	Seattle/Tacoma	43	9,582	7.8%	7.0%	1,403
8	San Diego	14	4,963	4.1%	5.1%	1,825
9	Denver	23	7,970	6.5%	5.0%	1,134
10	Phoenix	31	8,880	7.3%	4.2%	930
11	Suburban Maryland	16	4,584	3.8%	3.9%	1,489
12	Orlando	24	7,265	6.0%	3.8%	1,009
13	Orange County, CA	11	3,490	2.9%	3.2%	1,578
14	Atlanta	16	4,800	3.9%	2.5%	1,040
15	Inland Empire, CA	10	3,081	2.5%	2.4%	1,434
16	All Other Markets (2)	29	7,150	5.9%	3.7%	1,077

	Total	425	117,073	96.0%	100.0%	1,589

	Military Housing	2	4,901	4.0%	-	-

	Grand Total	427	121,974	100.0%	100.0%	$1,589

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the month of December 2011.

(2) All Other Markets - Each individual market is less than 2.0% of stabilized NOI.

Note:	Projects under development are not included in the Portfolio Summary until construction has been completed, at which time they are included at their projected stabilized NOI.

Equity Residential

Portfolio as of December 31, 2011

		Apartment
	Properties	Units

Wholly Owned Properties	404	113,157
Partially Owned Properties - Consolidated	21	3,916
Military Housing	2	4,901

	427	121,974

Portfolio Rollforward 2011
($ in thousands)

		Apartment	Purchase/
	Properties	Units	(Sale) Price	Cap Rate

12/31/2010	451	129,604

Acquisitions:
Rental Properties:
Consolidated - Stabilized	20	6,103	$1,343,528	5.2%
Consolidated - Not Stabilized (2)	1	95	$39,520
Land Parcels (seven) (1)(3)	-	-	$202,313
Other (4)	-	-	$11,750
Dispositions:
Rental Properties:
Consolidated	(47)	(14,345)	$(1,482,239)	6.5%
Land Parcel (one) (5)	-	-	$(22,786)
Completed Developments	2	361
Configuration Changes	-	156

12/31/2011	427	121,974

(1)
Includes a vacant land parcel at 400 Park Avenue South in New York City acquired jointly by the Company and Toll Brothers (NYSE: TOL). The Company's and Toll Brothers' allocated portions of the purchase price were approximately $76.1 million and $57.9 million, respectively.  Until the core and shell of the building is complete, the building and land will be owned jointly and are required to be consolidated on the Company's balance sheet.  Thereafter, the Company will solely own and control the rental portion of the building (floors 2-22) and Toll Brothers will solely own and control the for sale portion of the building (floors 23-40). Once the core and shell are complete, the Toll Brothers' portion of the property will be deconsolidated from the Company's balance sheet.

(2)	The Company acquired one unoccupied property in the third quarter of 2011 (88 Hillside) that is expected to stabilize at a 6.3% yield on cost.
(3)	Includes entry into a long-term ground lease for a land parcel at 170 Amsterdam Avenue in New York City.
(4)	Represents the acquisition of a 97,000 square foot commercial building adjacent to our Harbor Steps apartment property in downtown Seattle for potential redevelopment.
(5)	Represents the sale of a land parcel, on which the Company no longer planned to develop, in suburban Washington, D.C.

Equity Residential
2011 vs. 2010
Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 101,312 Same Store Apartment Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover

2011	$1,712,428	$617,712	$1,094,716	$1,481	95.2%	57.8%
2010	$1,630,482	$614,210	$1,016,272	$1,417	94.8%	56.9%

Change	$81,946	$3,502	$78,444	$64	0.4%	0.9%

Change	5.0%	0.6%	7.7%	4.5%

(1)
The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense and property management expense. The Company believes that NOI is helpful to investors as a supplemental measure of its operating performance because it is a direct measure of the actual operating results of the Company's apartment communities.

(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

Equity Residential
Same Store Operating Expenses
$ in thousands - 101,312 Same Store Apartment Units

					% of Actual
					2011
	Actual	Actual	$	%	Operating
	2011	2010	Change	Change	Expenses

Real estate taxes	$169,432	$166,675	$2,757	1.7%	27.4%
On-site payroll (1)	144,346	144,878	(532)	(0.4%)	23.4%
Utilities (2)	96,702	95,083	1,619	1.7%	15.7%
Repairs and maintenance (3)	89,549	89,128	421	0.5%	14.5%
Property management costs (4)	68,497	65,219	3,278	5.0%	11.1%
Insurance	19,394	20,605	(1,211)	(5.9%)	3.1%
Leasing and advertising	11,515	14,266	(2,751)	(19.3%)	1.9%
Other on-site operating expenses (5)	18,277	18,356	(79)	(0.4%)	2.9%

Same store operating expenses	$617,712	$614,210	$3,502	0.6%	100.0%

(1)	On-site payroll - Includes payroll and related expenses for on-site personnel including property managers, leasing consultants and maintenance staff.

(2)	Utilities - Represents gross expenses prior to any recoveries under the Resident Utility Billing System ("RUBS"). Recoveries are reflected in rental income.

(3)
Repairs and maintenance - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(4)
Property management costs - Includes payroll and related expenses for departments, or portions of departments, that directly support on-site management. These include such departments as regional and corporate property management, property accounting, human resources, training, marketing and revenue management, procurement, real estate tax, property legal services and information technology.

(5)	Other on-site operating expenses - Includes administrative costs such as office supplies, telephone and data charges and association and business licensing fees.

Equity Residential

Debt Summary as of December 31, 2011
(Amounts in thousands)
				Weighted
			Weighted	Average
			Average	Maturities
	Amounts (1)	% of Total	Rates (1)	(years)

Secured	$4,111,487	42.3%	4.84%	8.3
Unsecured	5,609,574	57.7%	5.15%	5.2

Total	$9,721,061	100.0%	5.01%	6.5

Fixed Rate Debt:
Secured - Conventional	$3,581,203	36.8%	5.56%	6.9
Unsecured - Public/Private	4,803,191	49.4%	5.84%	5.9

Fixed Rate Debt	8,384,394	86.2%	5.71%	6.3

Floating Rate Debt:
Secured - Conventional	64,428	0.7%	3.16%	1.5
Secured - Tax Exempt	465,856	4.8%	0.23%	20.9
Unsecured - Public/Private	806,383	8.3%	1.67%	0.9
Unsecured - Revolving Credit Facility (2)	-	-	1.42%	2.5

Floating Rate Debt	1,336,667	13.8%	1.36%	7.6

Total	$9,721,061	100.0%	5.01%	6.5

(1)	Net of the effect of any derivative instruments. Weighted average rates are for the year ended December 31, 2011.

(2)
On July 13, 2011, the Company replaced its then existing unsecured revolving credit facility with a new $1.25 billion unsecured revolving credit facility maturing on July 13, 2014, subject to a one-year extension option exercisable by the Company.  The interest rate on advances under the new credit facility will generally be LIBOR plus a spread (currently 1.15%) and the Company pays an annual facility fee of 0.2%.  Both the spread and the facility fee are dependent on the credit rating of the Company's long-term debt.  Subsequent to year-end, the Company amended this facility to increase available borrowings by $500.0 million to $1.75 billion.  The terms did not change, including the July 13, 2014 maturity date.

Note: The Company capitalized interest of approximately $9.1 million and $13.0 million during the years ended December 31, 2011 and 2010, respectively.

Debt Maturity Schedule as of December 31, 2011
(Amounts in thousands)

						Weighted	Weighted
						Average Rates	Average
	Fixed	Floating				on Fixed	Rates on
Year	Rate (1)	Rate (1)		Total	% of Total	Rate Debt (1)	Total Debt (1)

2012	$625,227	$536,355	(2)	$1,161,582	11.9%	6.04%	3.72%
2013	272,925	306,750		579,675	6.0%	6.71%	4.88%
2014	566,479	21,861		588,340	6.1%	5.32%	5.24%
2015	419,049	(149)	(3)	418,900	4.3%	6.31%	6.31%
2016	1,190,187	(149)	(3)	1,190,038	12.2%	5.34%	5.34%
2017	1,355,457	306		1,355,763	13.9%	5.87%	5.87%
2018	80,395	16,267		96,662	1.0%	5.72%	4.91%
2019	801,387	20,617		822,004	8.5%	5.49%	5.36%
2020	1,671,455	659		1,672,114	17.2%	5.50%	5.50%
2021	1,165,332	706		1,166,038	12.0%	4.64%	4.64%
2022+	236,501	433,444		669,945	6.9%	6.75%	2.84%

Total	$8,384,394	$1,336,667		$9,721,061	100.0%	5.56%	5.00%

(1)	Net of the effect of any derivative instruments. Weighted average rates are as of December 31, 2011.
(2)	Effective April 5, 2011, the Company exercised the second of its two one-year extension options for its $500.0 million term loan facility and as a result, the maturity date is now October 5, 2012.
(3)	There is no floating rate debt maturing in 2015 and 2016. The amounts above represent amortization of discounts on floating rate debt.

Equity Residential
Unsecured Debt Summary as of December 31, 2011
(Amounts in thousands)

						Unamortized
	Coupon	Due			Face	Premium/	Net
	Rate	Date			Amount	(Discount)	Balance

Fixed Rate Notes:
	6.625%	03/15/12			$253,858	$(46)	$253,812
	5.500%	10/01/12			222,133	(164)	221,969
	5.200%	04/01/13	(1)		400,000	(148)	399,852
Fair Value Derivative Adjustments			(1)		(300,000)	-	(300,000)
	5.250%	09/15/14			500,000	(167)	499,833
	6.584%	04/13/15			300,000	(359)	299,641
	5.125%	03/15/16			500,000	(224)	499,776
	5.375%	08/01/16			400,000	(850)	399,150
	5.750%	06/15/17			650,000	(2,797)	647,203
	7.125%	10/15/17			150,000	(376)	149,624
	4.750%	07/15/20			600,000	(3,891)	596,109
	4.625%	12/15/21			1,000,000	(3,778)	996,222
	7.570%	08/15/26			140,000	-	140,000

					4,815,991	(12,800)	4,803,191

Floating Rate Notes:
		04/01/13	(1)		300,000	-	300,000
Fair Value Derivative Adjustments			(1)		6,383	-	6,383
Term Loan Facility	LIBOR+0.50%	10/05/12	(2	)(3)	500,000	-	500,000

					806,383	-	806,383

Revolving Credit Facility:	LIBOR+1.15%	07/13/14	(2	)(4)	-	-	-

Total Unsecured Debt					$5,622,374	$(12,800)	$5,609,574

(1)	Fair value interest rate swaps convert $300.0 million of the 5.200% notes due April 1, 2013 to a floating interest rate.

(2)	Facilities are private. All other unsecured debt is public.

(3)
Effective April 5, 2011, the Company exercised the second of its two one-year extension options for its $500.0 million term loan facility and as a result, the maturity date is now October 5, 2012.  Subsequent to year-end, the Company entered into a new senior unsecured $500.0 million delayed draw term loan facility that may be drawn anytime on or before July 4, 2012 and is currently undrawn.  If the Company elects to draw on this facility, the full amount of the principal will be funded in a single borrowing and the maturity date will be January 4, 2013, subject to two one-year extension options exercisable by the Company.  The interest rate on advances under the new term loan facility will generally be LIBOR plus a spread (currently 1.25%), which is dependent on the credit rating of the Company's long term debt.

(4)
On July 13, 2011, the Company replaced its then existing unsecured revolving credit facility with a new $1.25 billion unsecured revolving credit facility maturing on July 13, 2014, subject to a one-year extension option exercisable by the Company.  The interest rate on advances under the new credit facility will generally be LIBOR plus a spread (currently 1.15%) and the Company pays an annual facility fee of 0.2%.  Both the spread and the facility fee are dependent on the credit rating of the Company's long-term debt.  Subsequent to year-end, the Company amended this facility to increase available borrowings by $500.0 million to $1.75 billion.  The terms did not change, including the July 13, 2014 maturity date.  As of January 31, 2012, there was approximately $1.72 billion available on the Company's unsecured revolving credit facility.

Equity Residential

Capital Structure as of December 31, 2011
(Amounts in thousands except for share/unit and per share amounts)

Secured Debt			$4,111,487	42.3%
Unsecured Debt			5,609,574	57.7%

Total Debt			9,721,061	100.0%	35.1%

Common Shares (includes Restricted Shares)	297,508,185	95.7%
Units (includes OP Units and LTIP Units)	13,492,543	4.3%

Total Shares and Units	311,000,728	100.0%
Common Share Price at December 31, 2011	$57.03
			17,736,372	98.9%
Perpetual Preferred Equity (see below)			200,000	1.1%

Total Equity			17,936,372	100.0%	64.9%

Total Market Capitalization			$27,657,433		100.0%

Perpetual Preferred Equity as of December 31, 2011
(Amounts in thousands except for share and per share amounts)

				Annual	Annual	Weighted
	Redemption	Outstanding	Liquidation	Dividend	Dividend	Average
Series	Date	Shares	Value	Per Share	Amount	Rate

Preferred Shares:
8.29% Series K	12/10/26	1,000,000	$50,000	$4.145	$4,145
6.48% Series N	6/19/08	600,000	150,000	16.20	9,720

Total Perpetual Preferred Equity		1,600,000	$200,000		$13,865	6.93%

Equity Residential
Common Share and Unit
Weighted Average Amounts Outstanding

	2011	2010

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	294,855,772	282,887,601
Shares issuable from assumed conversion/vesting of (1):
- OP Units	13,205,924	-
- long-term compensation shares/units	4,003,066	-

Total Common Shares and Units - diluted (1)	312,064,762	282,887,601

Period Ending Amounts Outstanding:
Common Shares (includes Restricted Shares)	297,508,185	290,197,242
Units (includes OP Units and LTIP Units)	13,492,543	13,612,037

Total Shares and Units	311,000,728	303,809,279

(1)
Potential common shares issuable from the assumed conversion of OP Units and the exercise/vesting of long-term compensation shares/units are automatically anti-dilutive and therefore excluded from the diluted earnings per share calculation as the Company had a loss from continuing operations for the year ended December 31, 2010.

Equity Residential
Partially Owned Entities as of December 31, 2011
(Amounts in thousands except for project and apartment unit amounts)

	Consolidated
	Development Projects
	Held for
	and/or Under	Completed
	Development	and Stabilized	Other	Total

Total projects (1)	-	2	19	21

Total apartment units (1)	-	441	3,475	3,916

Operating information for the year ended 12/31/11 (at 100%):
Operating revenue	$-	$8,961	$57,916	$66,877
Operating expenses	249	3,868	19,115	23,232

Net operating (loss) income	(249)	5,093	38,801	43,645
Depreciation	-	4,163	15,117	19,280
General and administrative/other	152	6	123	281

Operating (loss) income	(401)	924	23,561	24,084
Interest and other income	6	6	10	22
Other expenses	(487)	-	(39)	(526)
Interest:
Expense incurred, net	(399)	(3,229)	(11,295)	(14,923)
Amortization of deferred financing costs	-	(382)	(366)	(748)

(Loss) income before income and other taxes and net gains
on sales of land parcels and discontinued operations	(1,281)	(2,681)	11,871	7,909
Income and other tax (expense) benefit	(57)	-	(6)	(63)
Net gain on sales of land parcels	4,217	-	-	4,217
Net gain on sales of discontinued operations	169	-	13,259	13,428

Net income (loss)	$3,048	$(2,681)	$25,124	$25,491

Debt - Secured (2):
EQR Ownership (3)	$-	$33,419	$159,068	$192,487
Noncontrolling Ownership	-	-	41,269	41,269

Total (at 100%)	$-	$33,419	$200,337	$233,756

(1) Project and apartment unit counts exclude all uncompleted development projects until those projects are substantially completed.

(2) All debt is non-recourse to the Company.

(3) Represents the Company's current economic ownership interest.

Equity Residential
Development and Lease-Up Projects as of December 31, 2011
(Amounts in thousands except for project and apartment unit amounts)

				Total	Total Book
		No. of	Total	Book	Value Not					Estimated	Estimated
		Apartment	Capital	Value	Placed in	Total	Percentage	Percentage	Percentage	Completion	Stabilization
Projects	Location	Units	Cost (1)	to Date	Service	Debt	Completed	Leased	Occupied	Date	Date

Consolidated

Projects Under Development - Wholly Owned:
Savoy III	Aurora, CO	168	$23,856	$15,785	$15,785	$-	80%	1%	-	Q2 2012	Q2 2013
2201 Pershing Drive	Arlington, VA	188	64,242	30,927	30,927	-	43%	-	-	Q3 2012	Q3 2013
Chinatown Gateway	Los Angeles, CA	280	92,920	35,011	35,011	-	11%	-	-	Q3 2013	Q2 2015
Westgate Block 2	Pasadena, CA	252	125,293	35,086	35,086	-	1%	-	-	Q1 2014	Q1 2015
The Madison	Alexandria, VA	360	115,072	27,376	27,376	-	1%	-	-	Q1 2014	Q2 2015
Market Street Landing	Seattle, WA	287	90,024	16,005	16,005	-	1%	-	-	Q1 2014	Q3 2015

Projects Under Development - Wholly Owned		1,535	511,407	160,190	160,190	-

Projects Under Development		1,535	511,407	160,190	160,190	-

Completed Not Stabilized - Wholly Owned (2):
88 Hillside (3)	Daly City, CA	95	39,520	39,520	-	-		52%	47%	Completed	Q2 2012
Ten23 (formerly 500 West 23rd Street) (4)	New York, NY	111	55,555	53,002	-	-		18%	-	Completed	Q4 2012

Projects Completed Not Stabilized - Wholly Owned		206	95,075	92,522	-	-

Projects Completed Not Stabilized		206	95,075	92,522	-	-

Completed and Stabilized During the Quarter - Wholly Owned:
425 Mass (3)	Washington, D.C.	559	166,750	166,750	-	-		96%	93%	Completed	Stabilized
Vantage Pointe (3)	San Diego, CA	679	200,000	200,000	-	-		93%	91%	Completed	Stabilized

Projects Completed and Stabilized During the Quarter - Wholly Owned		1,238	366,750	366,750	-	-

Projects Completed and Stabilized During the Quarter		1,238	366,750	366,750	-	-

Total Consolidated Projects		2,979	$973,232	$619,462	$160,190	$-

Land Held for Development (5)		N/A	N/A	$325,200	$325,200	$-

Unconsolidated

Projects Under Development - Unconsolidated:
Domain (6)	San Jose, CA	444	$154,570	$38,148	$38,148	$-	2%	-	-	Q1 2013	Q1 2015
Nexus Sawgrass (formerly Sunrise Village) (6)	Sunrise, FL	501	78,212	22,940	22,940	-	10%	-	-	Q3 2013	Q3 2014

Projects Under Development - Unconsolidated		945	232,782	61,088	61,088	-

Projects Under Development		945	232,782	61,088	61,088	-

Total Unconsolidated Projects		945	$232,782	$61,088	$61,088	$-

(1)
Total capital cost represents estimated cost for projects under development and/or developed and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2)	Properties included here are substantially complete. However, they may still require additional exterior and interior work for all apartment units to be available for leasing.

(3)	The Company acquired these completed development projects prior to stabilization and has continued or is finishing lease-up activities.

(4)	Ten23 - The land under this development is subject to a long term ground lease.

(5)	Includes $58.3 million funded by Toll Brothers (NYSE: TOL) for their allocated share of a vacant land parcel at 400 Park Avenue South in New York City.

(6)
These development projects are owned 20% by the Company and 80% by an institutional partner in two separate unconsolidated joint ventures. Total project costs are approximately $232.8 million and construction will be predominantly funded with two separate long-term, non-recourse secured loans from the partner.  The Company is responsible for constructing the projects and has given certain construction cost overrun guarantees.  The Company's remaining funding obligations are currently estimated at $5.4 million.

Equity Residential
Repairs and Maintenance Expenses and Capital Expenditures to Real Estate
For the Year Ended December 31, 2011
(Amounts in thousands except for apartment unit and per apartment unit amounts)

		Capital Expenditures to Real Estate

	Total		Avg. Per	Building	Avg. Per		Avg. Per
	Apartment	Replacements	Apartment	Improvements	Apartment		Apartment
	Units (1)	(2)	Unit	(3)	Unit	Total	Unit

Same Store Properties (4)	101,312	$70,937	$700	$49,674	$490	$120,611	$1,190 (7)

Non-Same Store Properties (5)	15,761	7,505	658	13,827	1,211	21,332	1,869

Other (6)	-	2,147		362		2,509

Total	117,073	$80,589		$63,863		$144,452

(1)
Total Apartment Units - Excludes 4,901 military housing apartment units for which repairs and maintenance expenses and capital expenditures to real estate are self-funded and do not consolidate into the Company's results.

(2)
Replacements - Includes new expenditures inside the apartment units such as appliances, mechanical equipment, fixtures and flooring, including carpeting.  Replacements for same store properties also include $38.1 million spent in 2011 on apartment unit renovations/rehabs (primarily kitchens and baths) on 5,416 apartment units (equating to about $7,000 per apartment unit rehabbed) designed to reposition these assets for higher rental levels in their respective markets.  In 2012, the Company expects to spend approximately $39.2 million rehabbing 4,700 apartment units (equating to about $8,300 per apartment unit rehabbed).

(3)
Building Improvements - Includes roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(4)	Same Store Properties - Primarily includes all properties acquired or completed and stabilized prior to January 1, 2010, less properties subsequently sold.

(5)
Non-Same Store Properties - Primarily includes all properties acquired during 2010 and 2011, plus any properties in lease-up and not stabilized as of January 1, 2010.  Per apartment unit amounts are based on a weighted average of 11,414 apartment units.

(6)	Other - Primarily includes expenditures for properties sold during the period.

(7)
For 2012, the Company estimates that it will spend approximately $1,225 per apartment unit of capital expenditures for its same store properties inclusive of apartment unit renovation/rehab costs, or $850 per apartment unit excluding apartment unit renovation/rehab costs.

Equity Residential
Discontinued Operations
(Amounts in thousands)

	Year Ended
	December 31,
	2011	2010

REVENUES
Rental income	$96,156	$289,921

Total revenues	96,156	289,921

EXPENSES (1)
Property and maintenance	47,972	115,215
Real estate taxes and insurance	6,152	23,306
Depreciation	16,653	60,257
General and administrative	53	42

Total expenses	70,830	198,820

Discontinued operating income	25,326	91,101

Interest and other income	184	800
Interest (2):
Expense incurred, net	(203)	(10,070)
Amortization of deferred financing costs	(840)	(292)
Income and other tax (expense) benefit	243	(86)

Discontinued operations	24,710	81,453
Net gain on sales of discontinued operations	826,489	297,956

Discontinued operations, net	$851,199	$379,409

(1)	Includes expenses paid in the current period for properties sold or held for sale in prior periods related to the Company’s period of ownership.

(2)	Includes only interest expense specific to secured mortgage notes payable for properties sold and/or held for sale.

Equity Residential
Additional Reconciliations
(Amounts in thousands)

Same Store NOI Reconciliation

The following tables present reconciliations of operating income per the consolidated statements of operations to NOI for 2011 Same Store Properties:

	Year Ended December 31,
	2011	2010

Operating income	$573,332	$376,077
Adjustments:
Non-same store operating results	(164,438)	(53,734)
Fee and asset management revenue	(9,026)	(9,476)
Fee and asset management expense	4,279	4,998
Depreciation	646,963	613,146
General and administrative	43,606	39,881
Impairment	-	45,380

Same store NOI	$1,094,716	$1,016,272